UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024 (March 18, 2024)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08546	22-2465228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of principal executive offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, Matthew Messinger, the chief executive officer of Trinity Place Holdings Inc. (the “Company”), delivered written notice (the “Notice”) to the board of directors of the Company of the occurrence of events which he maintains constitute “Good Reason” for termination in accordance with his employment agreement with the Company (the “Employment Agreement”).  Under the Employment Agreement, the Company has thirty days from the date of the Notice to cure the circumstances provided in the Notice. If the Company fails to timely cure such circumstances in accordance with the terms of the Employment Agreement and those circumstances otherwise constitute an event of Good Reason (as defined in the Employment Agreement), Mr. Messinger’s employment will be deemed to be terminated for Good Reason at the end of the cure period, and Mr. Messinger would be entitled to certain benefits set forth in the Employment Agreement. The parties have been and remain in active discussions regarding the terms of Mr. Messinger’s continued employment by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: March 22, 2024	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer